Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces 2011 Fourth Quarter and Full Year Results

Fremont, Calif., February 21, 2012 – Procera Networks, Inc. (NASDAQ: PKT), the intelligent policy enforcement company, today reported financial results for its fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Highlights
•	Record revenue of $15.6 million, up 108% from Q410
•	Bookings of approximately $10 million
•	Added 15 new service provider customers
•	Won two new Tier-1 customers in Asia Pacific and Western Europe
•
Received significant follow on orders during the fourth quarter, including multi-million dollar follow-on orders from a leading European fixed/mobile operator and a leading North American cable operator

•	Support revenue of $2.2 million, up 71% from Q410
•	Net income of $1.8 million, or $0.12 per diluted share, up from net income of $182,000, or $0.02 per diluted share, in Q410
•	Generated $2.2 million of cash from operations in Q411

Full Year 2011 Highlights
•	Record revenue of $44.4 million, up 118% from 2010
•	Added six new Tier-1 service provider customers
•	Support revenue of $7.0 million, up 55% year-over-year
•	Gross margin of 59.3% for 2011, up from 56.6% for 2010
•	Net income of $3.8 million, or $0.28 per diluted share, compared to a net loss of $2.9 million, or a loss of $0.27 per share, for 2010
•	Generated $4.6 million of cash from operations in 2011 and ended the year with $37.4 million of cash and short-term investments; no debt

Financial Guidance
Procera is providing annual revenue guidance for 2012 of 30% revenue growth, year-over-year.

Business Discussion
James Brear, president and CEO of Procera Networks, commented, “Our strong fourth quarter and full year financial results reflect performance against our growth initiatives for 2011, a year in which we achieved business expansion and balance: we entered new markets; expanded our product line; received significant follow-on orders, including eight from our existing Tier-1 customers; and won six new Tier-1 customers across fixed/mobile and cable broadband service providers.  We continued to gain traction in the rapidly growing fixed/mobile market with strong contribution from fixed/mobile in 2011 and our momentum with cable customers continued with the significant follow-on orders we received from cable customers during 2011.  We believe there are significant opportunities within broadband operators for expansion and replacements, as well as initial deployment of our solutions.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

“We made important new product introductions during the fourth quarter, including our breakthrough PacketLogic Report Studio solution that provides customizable analytics to enable broadband service providers to effectively operate and monetize their networks.  We provide unmatched access to deep network analytics that drives increased adoption of our solutions by service providers seeking to differentiate their offering and create new revenue generating services to offset the increasing cost of running networks.

“To better address the global demand we expect in 2012, this past year we doubled the size of our sales and field engineering teams to increase our sales and marketing reach.  With 2012 underway, we are pleased with the achievements that we have made in building Procera into a leading competitor within the fast growing DPI market and believe 2012 will be a year that we establish ourselves as the leader in intelligent policy enforcement.”

Fourth Quarter and 2011 Financial Results
Revenue for the fourth quarter of 2011 was $15.6 million, up 28% sequentially from revenue of $12.2 million in the third quarter of 2011 and up 108% from revenue of $7.5 million in the fourth quarter of 2010.  Revenue for 2011 was $44.4 million, up 118% from revenue of $20.3 million in 2010.

Net income for the fourth quarter of 2011 was $1.8 million, or $0.12 per diluted share, compared to net income of $182,000, or $0.02 per diluted share, in the fourth quarter of 2010.  Net income for 2011 was $3.8 million, or $0.28 per diluted share, compared to a net loss of $2.9 million, or $0.27 per share, in 2010.

Non-GAAP net income for the fourth quarter of 2011 was $2.3 million, or $0.15 per diluted share, compared to non-GAAP net income of $600,000, or $0.05 per diluted share, in the fourth quarter of 2010.  Non-GAAP net income for 2011 was $5.5 million, or $0.41 per diluted share, compared to a non-GAAP net loss of $1.5 million, or $0.14 per share, in 2010.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today, February 21, 2012, to discuss its financial results for the 2011 fourth quarter and full year ended December 31, 2011.  Interested parties can access the live call by dialing 877-941-4774 or 480-629-9760 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Tuesday, February 28, 2012, by dialing 800-406-7325 and entering the replay code of 4512668#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2012, our ability to win new business, fixed/mobile sale opportunities, obtaining follow-on orders from new and existing customers, the importance of new product offerings and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-Q filed for the quarter ended September 30, 2011 and our Form 10-K filed for the year ended December 31, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses: we have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NASDAQ: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact

Jeannette Bitz, Engage PR, 510-748-8200 x207, JBitz@engagepr.com

# # #

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Sales:
Product sales	$13,443,010	$6,236,571	$37,449,630	$15,824,947
Support sales	2,188,501	1,281,517	6,953,952	4,498,285
Total sales	15,631,511	7,518,088	44,403,582	20,323,232
Cost of sales:
Product cost of sales	6,738,246	3,046,366	17,358,230	8,312,770
Support cost of sales	206,157	107,465	722,649	500,275
Total cost of sales	6,944,403	3,153,831	18,080,879	8,813,045

Gross profit	8,687,108	4,364,257	26,322,703	11,510,187
	55.6%	58.1%	59.3%	56.6%
Operating expenses:
Research and development	1,343,027	1,033,542	4,646,573	3,304,650
Sales and marketing	3,842,641	2,023,318	12,026,426	6,855,203
General and administrative	1,724,265	1,086,805	5,706,697	4,086,908
Total operating expenses	6,909,933	4,143,665	22,379,696	14,246,761

Income (loss) from operations	1,777,175	220,592	3,943,007	(2,736,574)

Interest and other income (expense), net	(52,459)	(31,516)	(143,100)	(147,405)

Income (loss) before income taxes	1,724,716	189,076	3,799,907	(2,883,979)
Income tax provision (benefit)	(34,708)	6,750	44,708	9,729
Net income (loss)	$1,759,424	$182,326	$3,755,199	$(2,893,708)

Net income (loss) per share - basic	$0.12	$0.02	$0.29	$(0.27)
Net income (loss) per share - diluted	$0.12	$0.02	$0.28	$(0.27)

Shares used in computing net income (loss) per share*:
Basic	14,402,510	11,210,956	12,931,562	10,898,228
Diluted	14,810,053	11,270,054	13,218,604	10,898,228

*	Shares used in per share calculations reflect a 1-for-10 reverse stock split effected by the Company on February 4, 2011

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$23,899,610	$7,875,798
Short-term investments	13,503,844	-
Accounts receivable, net of allowance	11,403,226	11,407,220
Inventories, net	7,625,103	2,549,695
Prepaid expenses and other	937,579	831,737
Total current assets	57,369,362	22,664,450

Property and equipment, net	1,806,440	873,173
Goodwill	960,209	960,209
Other non-current assets	19,673	19,150
Total assets	$60,155,684	$24,516,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,718,732
Accounts payable	3,366,207	1,943,799
Deferred revenue	5,504,538	3,732,756
Accrued liabilities	3,844,894	2,662,564
Total current liabilities	12,715,639	10,057,851

Non-current liabilities:
Deferred revenue	873,039	704,735
Total liabilities	13,588,678	10,762,586

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	14,627	11,315
Additional paid-in capital	105,205,360	76,093,272
Accumulated other comprehensive loss	(389,872)	(331,883)
Accumulated deficit	(58,263,109)	(62,018,308)
Total stockholders' equity	46,567,006	13,754,396

Total liabilities and stockholders' equity	$60,155,684	$24,516,982

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Sales - U.S. GAAP as reported	$15,631,511	$12,193,203	$7,518,088	$44,403,582	$20,323,232

Reconciliation of Gross Profit:
U.S. GAAP as reported	$8,687,108	$7,464,453	$4,364,257	$26,322,703	$11,510,187
As a percentage of sales	55.6%	61.2%	58.1%	59.3%	56.6%
Adjustment:
Stock-based compensation (1)	28,167	25,847	24,671	105,225	88,469
As Adjusted	$8,715,275	$7,490,300	$4,388,928	$26,427,928	$11,598,656
As a percentage of sales	55.8%	61.4%	58.4%	59.5%	57.1%

Reconciliation of Operating Expense:
U.S. GAAP as reported	$6,909,933	$5,393,557	$4,143,665	$22,379,696	$14,246,761
Adjustment:
Stock-based compensation (1)	482,071	409,440	393,001	1,619,654	1,325,713
As Adjusted	$6,427,862	$4,984,117	$3,750,664	$20,760,042	$12,921,048

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$1,759,424	$2,044,873	$182,326	$3,755,199	$(2,893,708)
Adjustment:
Stock-based compensation (1)	510,238	435,287	417,672	1,724,879	1,414,182
As Adjusted	$2,269,662	$2,480,160	$599,998	$5,480,078	$(1,479,526)

Reconciliation of Diluted Net Income (Loss) Per Share:
U.S. GAAP as reported	$0.12	$0.14	$0.02	$0.28	$(0.27)
Adjustment:
Stock-based compensation (1)	0.03	0.03	0.04	0.13	0.13
As Adjusted	$0.15	$0.17	$0.05	$0.41	$(0.14)

Shares used in computing diluted net income (loss) per share	14,810,053	14,592,691	11,270,054	13,218,604	10,898,228

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).